UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2013

SUMMIT HOTEL PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35074	27-2962512
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

SUMMIT HOTEL OP, LP

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54273	27-0617340
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12600 Hill Country Boulevard, Suite R-100

Austin, Texas 78738
(Address of Principal Executive Offices) (Zip Code)

(512) 538-2300
(Registrants’ telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

On June 12, 2013, Summit Hotel Properties, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). There were 57,093,518 shares of common stock of the Company represented in person or by proxy at the meeting, constituting approximately 86.6% of the outstanding shares of common stock on April 26, 2013, the record date for the Annual Meeting.

The matters voted upon at the Annual Meeting and the final results of such voting are set forth below:

Proposal 1: To elect six directors to the Company’s Board of Directors.

Name	For	Withheld	Broker Non-Votes
Kerry W. Boekelheide	49,328,655	1,305,356	6,459,507
Daniel P. Hansen	50,287,429	346,582	6,459,507
Bjorn R. L. Hanson	49,937,322	696,689	6,459,507
David S. Kay	50,085,622	548,389	6,459,507
Thomas W. Storey	50,065,604	568,407	6,459,507
Wayne W. Wielgus	49,939,825	699,689	6,459,507

All director nominees were duly elected at the Annual Meeting. Each of the individuals named in the above table will serve as director until the 2014 annual meeting of stockholders and until his successor is duly elected and qualifies.

Proposal 2: To ratify the appointment of Ernst & Young LLP.

For	Against	Abstain	Broker Non-Votes
56,828,893	100,905	163,720	N/A

At the Annual Meeting, stockholders ratified the appointment of Ernst & Young LLP as the Company’s registered public accounting firm for the fiscal year ending December 31, 2013.

Proposal 3: To approve, on an advisory basis, the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
49,854,113	540,908	238,990	6,459,507

At the Annual Meeting, stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUMMIT HOTEL PROPERTIES, INC.

	By:	/s/ Christopher R. Eng
Name: Christopher R. Eng
Dated: June 14, 2013	Title: Vice President, General Counsel and Secretary

SUMMIT HOTEL OP, LP

	By:	SUMMIT HOTEL GP, LLC,
its General Partner

	By:	SUMMIT HOTEL PROPERTIES, INC.,
its Sole Member

	By:	/s/ Christopher R. Eng
Name: Christopher R. Eng
Dated: June 14, 2013	Title: Vice President, General Counsel and Secretary